Exhibit 99.1

PolyMedix Provides Business Update and
Reports Fourth Quarter 2012 Financial Results

Radnor, PA (March 6, 2013) - PolyMedix, Inc. (OTCBB: PYMX), a biotechnology company developing small-molecule drugs designed to mimic the activity of host defense proteins (HDPs) for the treatment of infectious diseases and innate immune disorders, today provided a business update and announced its financial results for the fourth quarter and year ended December 31, 2012.

“While we continue to face a number of significant challenges, we have a plan in place, which if successful, would allow us to resume clinical operations and the execution of our business plan,” commented Edward Smith, interim President and Chief Executive Officer of PolyMedix, Inc.  “Our primary financing opportunity includes a reverse stock split designed to increase the per share market price of our common stock and to permit a public offering in connection with an anticipated listing of our common stock on The NASDAQ Stock Market.  We have called a special meeting of stockholders, to be held March 15, 2013, and are asking our stockholders to vote in favor of the proposal to authorize a reverse stock split of our common stock.  To be clear, if the reverse stock split is not approved and if we fail to meet NASDAQ’s initial listing requirements, we will not be able to execute on our primary financing opportunity.”

As previously announced, the company has implemented a plan to reduce costs and resulting cash outflows, and the company has been evaluating financial and strategic alternatives.  If the planned financing or an alternative transaction is not consummated by early April 2013, the company will likely halt operations.

Business Update:

•
We have delayed the start of our planned clinical studies and have scaled-back our operations, reducing our number of employees from 28 to 17 in January 2013.  Nicholas Landekic ceased to serve as our president and chief executive officer on January 30, 2013.

•
We have been working with our secured lender, MidCap Financial SBIC, LP (MidCap), in order to permit us to execute on our planned financing, and in January 2013 granted MidCap additional collateral in the form of a security interest in our intellectual property.  The security interest in our intellectual property will be released if we are successful in executing our primary financing opportunity.

•
Our November 2012 meeting and subsequent communications with the Food and Drug Administration (FDA) have resulted in our being poised, subject to adequate financial resources, to proceed with our planned Phase 2B dose optimization study that will evaluate short course (1-3 days) regimens of brilacidin for empiric treatment of acute bacterial skin and skin structure infections (ABSSSI), our regulatory and commercial gateway indication.

•	Led by our Chief Medical Officer, Daniel Jorgensen, MD, MPH, we are prepared to resume clinical operations for brilacidin upon our successfully executing our planned financing.

•
We expect to file an Investigational New Drug Application (IND) with FDA for an oral topical formulation of brilacidin in patients with radiation or chemotherapy induced oral mucositis within the next 60 days.

Financial Results

Unaudited financial information as of and for the year ended December 31, 2012 is included in the tables at the end of this press release.  As of December 31, 2012, PolyMedix had cash, cash equivalents and investments totaling $2.4 million, and accounts payable and accrued expenses totaling $3.1 million.  Additional capital is needed by the Company to fund its capital requirements and continue operations. To meet its capital needs, PolyMedix is considering multiple alternatives, including, but not limited to, additional equity financings, debt financings, corporate collaboration and licensing agreements, and other funding transactions. There can be no assurance that PolyMedix will be able to complete any such transaction on acceptable terms or otherwise.

Grant and contract revenue decreased for the quarter ended December 31, 2012 to $745,000 compared to $937,000 for the same period in 2011.  The decrease was due primarily to certain grants and contracts that ended during fiscal year 2012.

Research and development expenses decreased for the quarter ended December 31, 2012 to $2,104,000 compared to $4,849,000 for the same period in 2011.  The decrease was due primarily to the delay and scale-back of clinical operations during the second half of 2012. Research and development expenses are expected to decrease in the first quarter of 2013 and until such time as clinical operations for brilacidin are resumed. Much of the drug discovery work on new classes of and uses for HDP-mimetics continues to be supported by a number of grants and research contracts.

General and administrative expenses decreased for the quarter ended December 31, 2012 to $1,463,000 compared to $1,886,000 for the same period in 2011, due primarily to overall operational scale back measures taken in Q4 2012.

Interest expense decreased for the year ended December 31, 2012 to $216,000 compared to $254,000 for the same period in 2011.  The decrease was due to decreased outstanding debt and interest rates.

About PolyMedix, Inc.

PolyMedix is a clinical stage biotechnology company developing small-molecule drugs designed to mimic the activity of host defense proteins (HDPs) for the treatment of infectious diseases and innate immunity disorders.  PolyMedix’s compounds are designed to imitate the mechanism of action of HDPs, which contribute to natural human immunity. In contrast to existing antibiotics, PolyMedix’s brilacidin, was designed to exploit a method of bacterial cell killing, via biophysical membrane attack, against which bacteria have not shown development of resistance in multiple preclinical studies. Brilacidin showed efficacy similar to an active control, and was safely administered in a Phase 2 clinical trial in patients with ABSSSI caused by Staphylococcus aureus bacteria (including methicillin-resistant Staphylococcus aureus (MRSA)).  PolyMedix has plans to initiate a Phase 2B dose optimization study with brilacidin in ABSSSI patients and also to develop brilacidin as a topical treatment for radiation and chemotherapy-induced cancer oral mucositis, a common and often debilitating complication of cancer treatments.

For more information, please visit PolyMedix’s website at www.polymedix.com.

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About the Special Meeting

We have filed a definitive proxy statement with the U.S. Securities and Exchange Commission (SEC).  The proxy statement was first mailed or delivered to our stockholders on or about February 22, 2013.  STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION.  Stockholders may obtain a free copy of the proxy statement and other proxy materials (as available) and any other documents that we may filed with the SEC by in connection with our March 2013 special meeting through the SEC’s web site at www.sec.gov, at http://www.polymedix.com/proxy.php, or by directing a request to our Corporate Secretary, PolyMedix, Inc., 170 North Radnor-Chester Rd., Suite 300, Radnor, Pennsylvania 19087.

About this Press Release

A registration statement relating to the offering referenced above has been filed with the Securities and Exchange Commission and has become effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The offering described above will only be made only by means of a prospectus. When available, a copy of the prospectus related to the offering may be obtained by contacting the Company at the number below or an underwriter to be named at a later date.
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Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that could cause PolyMedix’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward looking statements. PolyMedix has in some cases identified forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends,” “goal,” “potential,” “may,” “suggest,” and similar expressions. Among other factors that could cause actual results to differ materially from those expressed in forward-looking statements are PolyMedix’s need for, and the availability of, substantial capital to fund its operations, planned clinical trials and research and development, and the fact that PolyMedix’s compounds may not successfully complete pre-clinical or clinical testing, or be granted regulatory approval to be sold and marketed in the United States or elsewhere. A more complete description of these risk factors is included in PolyMedix’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. PolyMedix undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

For further information contact:

Lona Cornish
484-598-2400
lcornish@polymedix.com

PolyMedix, Inc.
(A Development Stage Company)
Selected Financial Data (unaudited)
(in thousands, except per share amounts)

	December 31,	December 31,
	2012	2011
ASSETS
Cash, cash equivalents and investments	$2,401	$21,354
Other current assets	1,870	707
Property and equipment, net	304	590
Total Assets	$4,575	$22,651

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$3,097	$4,988
Long-term debt	6,724	6,550
Deferred rent	777	866
Derivative liability	664	4,863
Total liabilities	11,262	17,267
Total stockholders' equity	(6,687)	5,384
Total liabilities and stockholders' equity	$4,575	$22,651

	Three-Months Ended December 31,		Twelve-Months Ended December 31,		For the period August 8, 2002 (Inception) to December 31,
	2012	2011	2012	2011	2012
Revenues:
Grant and research revenues	$745	$937	$2,355	$2,457	$11,517
Total revenues	745	937	2,355	2,457	11,517

Operating Expenses:
Research and development	2,104	4,849	13,286	13,775	69,977
General and administrative	1,463	1,886	7,160	7,198	42,956
Total operating expenses	3,567	6,735	20,446	20,973	112,933

Other Income and Expenses:
Interest income	4	30	39	94	1,824
Interest expense	(216)	(254)	(893)	(1,158)	(3,137)
Loss on extinguishment of debt	132	(914)	(309)	-	(309)
Gain (loss) on derivative instrument	-	-	3,899	(350)	3,549
Total other income (expense)	(80)	(1,138)	2,736	(1,414)	1,927

Net loss	$(2,902)	$(6,936)	$(15,355)	$(19,930)	$(99,489)

Beneficial conversion feature on Series 2008 preferred stock, conversion inducement and dividends on Series 1 preferred stock	-	-	-	-	(11,118)

Net loss attributable to common stockholders	$(2,902)	$(6,936)	$(15,355)	$(19,930)	$(110,607)

Net loss per common share - basic and diluted	$(0.03)	$(0.07)	$(0.14)	$(0.20)

Weighted average common shares outstanding - basic and diluted	106,790	106,000	106,617	99,131